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                                                                  EXHIBIT 99(e)

                             DISTRIBUTION AGREEMENT

      THIS AGREEMENT (this "Agreement") made this 10th day of June, 2005, between The Bjurman, Barry Funds (the "Trust"), having an office at 10100 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90067, and BISYS Fund Services Limited Partnership ("Distributor"), having an office at 100 Summer Street, Boston, Massachusetts 02110.

      WHEREAS, the Trust is an open-end management investment company, organized as a Delaware statutory trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, it is intended that Distributor act as the distributor of the shares of beneficial interest ("Shares") of each series of the Trust, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a "Fund" and collectively as the "Funds");

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.    Services as Distributor.

      1.1 Distributor will act as agent of the Trust on behalf of each Fund for the distribution of the Shares covered by the registration statement of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. As used in this Agreement, the term "registration statement" shall mean the registration statement of the Trust and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean the then-current form of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto.

      1.2 Consistent with the understanding between the Funds and the Distributor, Distributor may solicit orders for the sale of the Shares. The Trust understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Trust. The Trust further understands that shareholders and potential shareholders in the Trust may invest in shares of such other investment companies. The Trust agrees that Distributor's duties to other investment companies shall not be deemed in conflict with its duties to the Trust under this Section 1.2; provided, however, Distributor expressly represents and warrants that it will undertake no activities which will materially and adversely affect the ability of the Distributor to perform its obligations to the Trust under this Agreement.

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      1.3 Consistent with the understanding between the Funds and the
Distributor, and subject to the last sentence of this Section 1.3, Distributor may engage in the printing and mailing of Prospectuses to prospective shareholders other than current shareholders, and the printing and mailing of sales literature provided by the Trust. Subject to the prior approval of the Trust, Distributor may enter into dealer agreements and other selling agreements with broker-dealers and other intermediaries; provided, however, that Distributor shall have no obligation to make any payments to any third parties, whether as finder's fees, compensation or otherwise, unless (i) Distributor has received a corresponding payment from the applicable Fund's Distribution Plan (as defined in Section 2 of this Agreement), the Fund's investment adviser (the "Adviser") or from another source as may be permitted by applicable law, and
(ii) such corresponding payment has been approved by the Trust's Board of Trustees.

      1.4 In its capacity as distributor of the Shares, Distributor covenants that all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934, and all applicable rules and regulations the state securities or "blue sky" regulator in each state in which the Distributor sells Shares.

      1.5 The Trust's officers may, in their absolute discretion, so long as in accordance with the Prospectus and all applicable laws, instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

      1.6 Upon request, the Trust agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified shares for sale. The Distributor shall notify the Trust regarding additional states that the Trust should consider for qualification of the Shares for sale in, based on the fact that an order has been requested in such state and the Distributor shall take all actions necessary to assist the Trust in qualifying the Shares in the states in which the Trust determines to qualify the Shares for sale. The Trust agrees at its own expense to execute any and all documents and to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states.

      1.7 The Trust shall furnish or cause to be furnished from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such supplemental information will fairly show or represent what they purport to show or represent. The Trust shall also furnish or cause to be furnished to Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time, such additional financial information of the Funds as the Distributor may reasonably request.

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      1.8 The Distributor shall furnish to the Trust quarterly, a copy of the
Distributor's FOCUS (Financial and Operational Combined Uniform Single) Report on Form X-17A-5 filed quarterly with the National Association of Securities Dealers.

      1.9 The Trust represents and warrants to Distributor that all registration statements, and each Prospectus, filed by the Trust with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder. The registration statement and Prospectus shall contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of the Commission thereunder, and all statements of fact contained in any such registration statement and Prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose any amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of both (1) a written request from Distributor to do so and (2) oral or written advice from counsel for the Distributor or the Trust that such proposed amendments and/or supplements are required under a reasonable interpretation of the federal securities laws, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by the Trust for, any liability or loss resulting from the failure to implement such amendment. The Trust shall provide reasonable notice (with a copy thereof) to Distributor prior to filing any amendment to any registration statement or supplement to any Prospectus, as applicable; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

      1.10 The Trust authorizes the Distributor and dealers to use any Prospectus in the form furnished by the Trust from time to time in connection with the sale of the Shares. The Distributor shall, as soon as reasonably practicable after its receipt of notice to such effect from the Trust, cease the sale by Distributor of any series of Shares specified in such notice and/or cease the use or delivery by the Distributor of any Prospectus, supplement thereto or sales literature specified in such notice.

      1.11 The Distributor may, at its own expense, utilize agents in its performance of its services and, with prior notice to the Trust, appoint in writing other parties qualified to perform specific administration services reasonably acceptable to the Trust (individually, a "Sub-Agent") to carry out some or all of its responsibilities under this Agreement; provided, however, that a Sub-Agent shall be the agent of the Distributor and not the agent of the Trust, and that the Distributor shall be fully responsible for the acts of

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such Sub-Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a Sub-Agent.

      1.12 The Distributor shall not be liable for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from (i) willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by the Distributor of its obligations and duties under this Agreement, or (ii) from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder. The Trust agrees to indemnify, defend and hold harmless the Distributor, its officers, partners, employees, and any person who controls the Distributor within the meaning of
Section 15 of the Securities Act (collectively, "Distributor Indemnitees"), from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) (collectively, "Claims") which the Distributor Indemnitees may incur under the Securities Act or under common law or otherwise (a) as the result of the Distributor acting as distributor of the Funds and entering into selling agreements, participation agreements, shareholder servicing agreements or similar agreements with financial intermediaries on behalf of the Trust within the scope of this Agreement; (b) arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Trust-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the preparation or review thereof by the Distributor; (c) arising out of or based upon the payment or repayment of any fees made under the Distribution Plan (as defined in Section 2 below) or any penalties imposed or whether by reason of a finding against the defendants in that certain civil suit commenced by Milton Pfeiffer, as Plaintiff, against the Adviser, the Trust's Board of Trustees, and the Bjurman, Barry Micro Cap Growth Fund, as Defendants, in the United States District Court for the Southern District of New York, No. 03 CV 9741 (VM) (the "Litigation") or otherwise; or (d) arising out of or based upon the electronic processing of orders over the internet at the Trust's request; provided, however, that the Trust's agreement to indemnify the Distributor Indemnitees pursuant to this
Section 1.12 shall not be construed to cover any Claims (A) pursuant to subsection (b) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was (i) furnished to the Trust by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, advertisement or sales literature or (ii) based on the failure of the Distributor to furnish information concerning the Distributor required to be included in such Prospectus, advertisement or sales literature;
(B) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement; or (C) arising out of or based upon the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.

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      In the event of a Claim for which the Distributor Indemnitees may be entitled to indemnification hereunder, the Distributor shall provide the Trust with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Trust will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such claim for indemnity is not based solely on subsection (b) of the preceding paragraph, the Distributor shall have the right to participate in the defense. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them unless (i) the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action, (ii) the Trust shall not have employed counsel to take charge of the defense of such action within a reasonable time or (iii) the defenses available to the Trust and the Distributor Indemnitees are likely to present a conflict of interest for one counsel to represent both the Trust and the Distributor Indemnitees, in any of which event the reasonable fees and expenses of counsel for the Distributor Indemnitees shall be borne by the Trust and paid as incurred to the extent related to a Claim covered under this Section 1.12. The Trust's indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees, and shall survive the delivery of any Shares.

      1.13 The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers, Trustees, employees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act (collectively, "Trust Indemnitees"), from and against any and all Claims which the Trust Indemnitees may incur under the Securities Act or under common law or otherwise, arising out of or based upon (a) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, Prospectus, or Trust-related advertisement or sales literature, or upon any omission, or alleged omission, to state a material fact in such materials that would be necessary to make the information therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was (A) furnished in writing to the Trust by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, advertisement or sales literature or (B) based on the failure of the Distributor to furnish information concerning the Distributor required to be included in such Prospectus, advertisement or sales literature; (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties, or the Distributor's reckless disregard of its obligations and duties under this Agreement, or (c) the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder (other than in respect of Trust related advertisements or sales literature that fails to comply with the applicable laws notwithstanding the exercise of reasonable care in the preparation and review thereof by the Distributor.

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      In the event of a Claim for which the Trust Indemnitees may be entitled to indemnification hereunder, the Trust shall provide the Distributor with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Distributor will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Distributor's part, the Trust shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them unless (i) the employment of such counsel shall have been authorized in writing by the Distributor in connection with the defense of such Claim, (ii) the Distributor shall not have employed counsel to take charge of the defense of such Claim within a reasonable time or (iii) the defenses available to the Distributor and the Trust Indemnitees are likely to present a conflict of interest for one counsel to represent both the Distributor and the Trust Indemnitees, in any of which event the reasonable fees and expenses of counsel for the Trust Indemnitees shall be borne by the Distributor and paid as incurred to the extent related to a Claim covered under this Section 1.13. The Distributor's indemnification agreement contained in this Section 1.13 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees, and shall survive the delivery of any Shares.

      1.14 No Shares shall be offered by either the Trust or the Distributor under any of the provisions of this Agreement, no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust or the Distributor, and no Prospectus, supplement thereto or sales literature shall be used or delivered by the Trust or the Distributor if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that: (a) the Distributor will not be obligated to cease offering Shares or acceptance of orders, or cease use or delivery of any Prospectus by it until it has received from the Trust written notice of such events, and (b) nothing contained in this Section 1.14 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's Prospectus, Amended and Restated Trust Instrument, or Bylaws.

      1.15 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

            (a) of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

            (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or

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                  Prospectus then in effect or the initiation by service of
                  process on the Trust of any proceeding for that purpose;

            (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

            (d) of any action of the Commission with respect to any amendment to any registration statement or Prospectus which may from time to time be filed with the Commission, which could reasonably be expected to have a material negative impact upon the offering of Shares.

      For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

      1.16 Distributor agrees that so long as it is not prohibited by law from disclosing such information, it shall advise the Trust as soon as reasonably practical upon receipt of any orders, sanctions or publicly available inquiries made by the Commission directly applicable to the provision of services hereunder and reasonably likely to have a material adverse effect on the provision of services hereunder.

2.    Fees.

      2.1 Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the "Distribution Plan"). The Funds will deliver to Distributor promptly after any changes thereto updated copies of the Distribution Plan. The Trust represents, warrants and covenants (which representation, warrant and covenant shall be continuing) that the Distribution Plan complies in all respects with the 1940 Act and all other applicable laws. The Trust further represents and warrants that payments made under the Distribution Plan have been reviewed by the Trust's Board of Trustees, and that such payments are in accordance with the Distribution Plan and such payments will continue to be in accordance with the Distribution Plan. For its services under this Agreement, the Distributor shall be compensated as set forth on Schedule C to this Agreement. If the Funds have a Distribution Plan that permits and authorizes them to compensate the Distributor and required board approvals have been given, then the Funds shall be responsible for all such compensation or such portions of it as have been permitted and authorized under the Distribution Plan. The Trust and the Distributor acknowledge that the Distribution Plan states that the Funds are permitted to reimburse the Adviser, the Distributor and others for all expenses incurred by such parties within the scope of the Distribution Plan specific to each Fund of the Trust, up to a maximum aggregate amount of .25% per annum of the average daily net assets of such Fund. The Trust and the Distributor further acknowledge that it is the policy and practice of the Adviser to fund the Trust and other parties for expenses incurred by such parties within the scope of the

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Distribution Plan specific to each Fund of the Trust, where such expenses exceed the maximum aggregate amount of expenses permitted by the Distribution Plan. The Trust and the Distributor acknowledge that the role of the Distributor with respect to the Distribution Plan is solely that of an administrator of, and paying agent under, the Distribution Plan, and the Distributor exercises no discretion with respect to the level or purposes of the Distribution Plan, all such discretion residing solely with the Trust and its Board of Trustees.

      2.2 If: (i) the Distributor properly receives fees from the Funds under the Distribution Plan, other than for services rendered or expenses incurred, that the Distributor is not obligated to pay to third party broker-dealers, plan administrators or others ("Retained Fees"), and (ii) the Funds have authority under the Distribution Plan to pay for some or all of the Distributor's services under this Agreement ("Permitted Services"), then all of the Retained Fees will either be (a) returned to the Funds and/or (b) credited against the compensation payable by the Funds to the Distributor for Permitted Services.

3.    Term, Duration and Termination.

      This Agreement shall become effective with respect to each Fund as of June 27, 2005 (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such Fund) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

4.    Privacy.

      Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Commission Regulation S-P in the ordinary course of business to carry out those purposes; provided,

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however, that the Distributor may transfer such information to its affiliates involved in servicing the Trust or as required or permitted by law. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. The Distributor represents to the Trust that the Distributor has adopted a statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Trust with a copy of that statement annually. The Distributor further represents and warrants that it complies, and will continue to comply during the duration of this Agreement, with the requirements of Securities and Exchange Commission Regulation S-P.

5.    Anti-Money Laundering Compliance.

      5.1 Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust's Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

      5.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Trust.

      5.3 Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of each party's written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

6.    Notices.

      Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to it at 10100 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90067 Attention: Andrew Bjurman, with a copy to Dhiya El-Saden, 333 South Grand Avenue, Los Angeles, California 90071; and if to Distributor, to it at 100 Summer Street, Boston, Massachusetts 02110, Attn: Broker Dealer Chief Compliance Officer,

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with a copy to BISYS Distribution Services, 3435 Stelzer Road, Columbus, Ohio
43219, attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

7.    Confidentiality.

      During the term of this Agreement, the Distributor and the Adviser may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to the Distributor or the Adviser which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation of confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other's Confidential Information. Each party will protect the other's Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party's Confidential Information other than in connection with its duties and obligations hereunder. Notwithstanding the foregoing, a party may disclose the other's Confidential Information if (i) required by law, regulation or legal process or if requested by any governmental agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicably and cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure.

8.    Governing Law

      This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act.

9.    Prior Agreements

      This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

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10.   Amendments

      No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

11.   Matters Relating to the Trust as a Delaware Business Trust

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, the Adviser, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Trust as provided in the Trust's Amended and Restated Trust Instrument.

                                   * * * * * *

Distribution Agreement Final Effective June 27, 2005

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                     THE BJURMAN, BARRY FUNDS

                                     By: /s/ G. Andrew Bjurman
                                         --------------------------
                                     Name: G. Andrew Bjurman
                                     Title: Co President

                                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                     By: BISYS Fund Services, Inc., its General
                                     Partner

                                     By: /s/ Fred Naddaff
                                         --------------------------
                                     Name:  Fred Naddaff
                                     Title: President

                                   SCHEDULE A

                                      FUNDS

Bjurman, Barry Mid Cap Growth Fund

Bjurman, Barry Micro-Cap Growth Fund

Bjurman, Barry Small Cap Growth Fund

Distribution Agreement Final Effective June 27, 2005

                                   SCHEDULE B

                              DISTRIBUTION PLAN OF

                                THE BJURMAN FUNDS
                          AS AMENDED NOVEMBER 19, 1998

      The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), by The Bjurman Funds (the "Trust") on behalf of Bjurman Micro-Cap Growth Fund (the "Fund") and any separate series of the Trust hereinafter organized. The Plan has been approved by a majority of the Trust's Board of Trustees, including a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested trustees"), cast in person a t a meeting called for the purpose of voting on such plan.

      In reviewing the Plan, The Board of Trustees determined that the adoption of the Plan would be prudent and in the best interests of the Trust and its shareholders. Such approval included a determination that in the exercise of their reasonable business judgement and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Trust and its shareholders. The Plan has also been approved by a vote of the initial shareholders of the Fund.

      The Provisions of the Plan are:

      1. The Fund shall reimburse the Adviser, the Distributor or others for all expenses incurred by such parties in the promotion and distribution of shares of the Fund of the Trust, including but not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparation of sales literature and related expenses, advertisement, and other distribution-related expenses, as well a s any distribution or service fees paid to securities dealers or others who have executed a servicing agreement with the Trust on behalf of the Fund or the Distributor, which form of agreement has been approved by the Trustees, including the non-interested trustees. The monies to be paid pursuant to any such servicing agreement shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include, among other things, assisting in establishing and maintaining customer accounts and records; assisting with the purchase and redemption requests; arranging for bank wires; monitoring dividend payments from the Trust on behalf of customers; forwarding certain shareholder communications form the Trust to customers; receiving and answering correspondence; and aiding in maintaining the investment of their respective customers in the Fund.

      2. The maximum aggregate amount which may be reimbursed by the Fund to such parties pursuant to paragraph 1 shall be 0.25% per annum of the average daily net assets of the Fund.

      3. The Adviser and the Distributor shall collect and monitor the documentation of payments made under paragraph 1, and shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the monies reimbursed to them and others under the Plan as to the Fund, and shall furnish the Board of

            Trustees of the Trust with such information as the Board may reasonably request in connection with the payments made under the Plan as to the Fund in order to enable the Board to make an informed determination of whether the Plan should be continued.

      4. The Plan shall continue in effect for a period of more than one year only so long as continuance is specifically approved at least annually by the Trust's Board of Trustees, including the non-interested trustees, cast in person at a meeting called for the purpose of voting on the plan.

      5. The Plan, or any agreements entered into pursuant to this Plan, may be terminated at any time, without penalty, by vote of a majority of the outstanding voting securities of the Trust, or by vote of a majority of the non-interested Trustees, on not more than sixty (60) days' written notice, and shall terminate automatically in the event of any act that constitutes an assignment of the management agreement between the Trust and the Manager.

      6. The Plan and any agreements entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by the Fund for distribution pursuant to Paragraph 1 hereof without approval by a majority of the Fund's outstanding voting securities.

      7. All material amendments to the Plan, or any agreements entered into pursuant to the Plan, shall be approved by the non-interested trustees cast in person at a meeting called for the purpose of voting on any such amendment.

      8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested trustees shall be committed to the discretion of such non-interested trustees.

      9.    This Plan shall take effect on the 18th day of December, 1998

                                   SCHEDULE C

                         COMPENSATION OF THE DISTRIBUTOR

1. BASIC DISTRIBUTION SERVICES. For providing the distribution entity and related infrastructure and platform, including requisite registrations and qualifications, premises, personnel, compliance, ordinary fund board meeting preparation, maintenance of selling agreements, clearance of advertising and sales literature with regulators, filing appropriate documentation for advisory representatives to qualify as registered representatives of the Distributor (provided that the Adviser is solely responsible for its representatives' meeting examination requirements) and their related registrations and fees, ordinary supervisory services, overhead, Financial Research Corporation's Mutual Fund Views on the News and Monitor publications, and return on investment, the Distributor shall receive an annual fee of $24,000.00, billed in equal monthly installments of $2,000.

2. SPECIAL CONDUIT SITUATIONS. If the Distribution Plan, or any other Fund plans of distribution under Rule 12b-1 that contemplate up front and/or recurring commission and/or service payments to broker dealers, retirement plan administrators or others by the Distributor with respect to back-end loads, level loads, or otherwise, unless expressly agreed otherwise in writing between the parties, all such payments shall be made to the Distributor, which shall act as a conduit for making such payments to such broker-dealers, retirement plan administrators or others.

3. OTHER PAYMENTS BY THE DISTRIBUTOR. If the Distributor is required to make any payments to third parties in respect of distribution, which payments are contemplated by the parties to the Agreement or otherwise arise in the ordinary course of business, the Distributor shall be promptly reimbursed for such payments upon invoicing them.

4. FEE ADJUSTMENTS. The fixed fees and other fees expressed as stated dollar amounts in this Schedule C and in this Agreement are subject to annual increases, commencing on the one-year anniversary date of the date of this Agreement, in an amount equal to the percentage increase in consumer prices for services as measured by the United States Consumer Price Index entitled "All Services Less Rent of Shelter," or a similar index mutually agreed to should such index no longer be published, since such one-year anniversary or since the date of the last fee increase, as applicable; but under no circumstances may an annual increase exceed six percent (6%).

Expenses Applicable to Basic Distribution Services and Special Conduit
Situations:

Except as expressly set forth above, out of pocket expenses incurred by Distributor in the performance of its services under this Agreement are not included in the above fees. Such out-of-pocket expenses may include, without limitation:

-     reasonable travel and entertainment costs, if approved of by the Trust;

- expenses incurred by the Distributor in qualifying, registering and maintaining the registration of the Distributor relating to specific activities of the Trust under applicable federal and state laws and rules of the NASD, e.g., CRD fees and state fees;

- upon approval of the Trust, any and all compensation to be paid to a third party as paying agent for distribution activities (platform fees, finders fees, sub-TA fees, 12b-1 pass thru, commissions, etc.);

- costs and expenses incurred for telephone service, photocopying and office supplies;

- costs for printing, paper stock and costs of other materials, electronic transmission, courier, design output, photostats, photography, and illustrations;

-     packaging, shipping, postage, and photocopies; and

- upon notification (oral discussion or submission of invoice) to the Trust, any taxes that are paid or payable by the Distributor or its affiliates in connection with its services hereunder, other than taxes customarily and actually imposed upon the income that the Distributor receives hereunder.